Exhibit 99.1

Investor Relations
investor.relations@aa.com

FOR RELEASE: Wednesday, March 10, 2021

AMERICAN AIRLINES ANNOUNCES UPSIZE OF AADVANTAGE FINANCING TO $10.0 BILLION AND PRICING OF SENIOR SECURED NOTES

FORT WORTH, Texas — American Airlines Group Inc. (NASDAQ: AAL) (the “Company”) today announced the upsize and pricing of the previously announced private offering by the Company’s subsidiary, American Airlines, Inc. (“American”), and AAdvantage Loyalty IP Ltd., a newly formed Cayman Islands exempted company incorporated with limited liability and an indirect wholly owned subsidiary of the Company and American. An aggregate of $3.5 billion in principal amount of 5.50% senior secured notes due 2026 and an aggregate of $3.0 billion in principal amount of 5.75% senior secured notes due 2029 (collectively, the “Notes”) are expected to be issued on March 24, 2021, subject to customary closing conditions. The Notes will be issued at a price to investors of 100% of their principal amount. Concurrent with the issuance of the Notes, American and AAdvantage Loyalty IP Ltd. expect to enter into a credit agreement providing for a $3.5 billion term loan facility (the “New AAdvantage Term Loan Facility”), also subject to customary closing conditions. In total, the Notes and New AAdvantage Term Loan Facility will provide gross proceeds of $10.0 billion, an increase of $2.5 billion from the anticipated original $7.5 billion transaction size, at a blended average annual coupon rate of 5.575%.
AAdvantage Loyalty IP Ltd. intends to lend the net proceeds from the offering of the Notes and the New AAdvantage Term Loan Facility to American, after depositing a portion of the proceeds in certain reserve accounts. American intends to use the proceeds from this intercompany loan from AAdvantage Loyalty IP Ltd. to repay all amounts outstanding under the term loan facility with the U.S. Department of the Treasury that is currently secured by collateral that will secure, in part, the Notes and the New AAdvantage Term Loan Facility, and to use the remainder for general corporate purposes, which may include the repayment of other indebtedness.
The Notes are being offered and sold only to persons reasonably believed to be qualified institutional buyers, as defined in, and in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”) and to non-U.S. persons in offshore transactions outside the United States in reliance on Regulation S under the Securities Act. The Notes will not be registered under the Securities Act or any other securities laws of any jurisdiction and will not have the benefit of any exchange offer or other registration rights. The Notes may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the Notes nor shall there be any sale of the Notes in any jurisdiction in which such offer, solicitation or sale would be unlawful. This press release is being issued pursuant to and in accordance with Rule 135c under the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements
Certain of the statements contained or referred to herein, including those regarding the proposed offering of the Notes and New AAdvantage Term Loan Facility, should be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “project,” “could,” “should,” “would,” “continue,” “seek,” “target,” “guidance,” “outlook,” “if current trends continue,” “optimistic,” “forecast” and other similar words. Such statements include, but are not limited to, statements about the Company’s plans, objectives, expectations, intentions, estimates and strategies for the future, and other statements that are not historical facts. These forward-looking statements are based on the Company’s current objectives, beliefs and expectations, and they are subject to significant risks and uncertainties that may cause actual results and financial position and timing of certain events to differ materially from the information in the forward-looking statements. These risks and uncertainties include, but are not limited to, those set forth herein as well as in American Airlines Group Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 (especially in Part I, Item 1A. Risk Factors and Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations), and other risks and uncertainties listed from time to time in the Company’s other filings with the Securities and Exchange Commission. In particular, the consequences of the coronavirus outbreak to economic conditions and the travel industry in general and the financial position and operating results of the Company in particular have been material, are changing rapidly, and cannot be predicted. Additionally, there may be other factors of which the Company is not currently aware that may affect matters discussed in the forward-looking statements and may also cause actual results to differ materially from those discussed. The Company does not assume any obligation to publicly update or supplement any forward-looking statement to reflect actual results, changes in assumptions or changes in other factors affecting these forward-looking statements other than as required by law. Any forward-looking statements speak only as of the date hereof or as of the dates indicated in the statement.
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